Community Trust Bancorp, Inc.

"Building Communities . . . Built on Trust"

2005 Annual Shareholders' Meeting
Presentation

April 26, 2005

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2004 Annual Report on Form 10-K Part I, Item 1. for additional information.

Strategic Plan for 2004

What were our goals?

- A 6% increase in earnings and EPS
- Loan and deposit growth of 10% and 3.5%
- A 3.9% growth in total assets
- Improving asset quality
- Improving operational efficiency to 57.54%
- Increasing shareholder value
- Expanding our banking franchise

CTBI Executes its 2004 Strategic Plan

What were the results of executing our plan?

- Record earnings of $31.0 million, a 7.1% increase
- Increased EPS to $2.09 , a 7.2% increase
- Loan and deposit growth of 9.6% and 3.0%
- Increased total assets to $2.7 billion, a 9.5% increase
- Asset quality improved: net charge-offs decreased 13 basis points while nonperforming loans remained relatively stable

CTBI Executes its 2004 Strategic Plan

- Efficiency ratio improved almost 100 basis points to 58.25%
- 6.4% increase in book value per share while shareholders' equity increased 6.7%
- Opened 2 new full service branches, relocated 3 branches to new facilities, and opened 2 new loan production offices during the year

Shareholder Value

Dividends Per Share



$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.56
$0.61
$0.65
$0.75
$0.87
$0.96
2000
2001
2002
2003
2004
2005

2005 is stated corporate goal

Dividends Per Share

- 24 consecutive years of increased cash dividends
- Cash dividends have increased on average greater than 11% per year during the past five years
- 2004 cash dividends were increased by 16%
- December 31, 2004 cash dividend yield of 2.97%
- 10% stock dividend on December 15, 2004
  - 3rd consecutive year
- The Company did not adjust its cash dividend with the 2004 stock dividend

Shareholders' Equity


(in millions)
$300
$250
$200
$150
$100
$50
$0
$181.9
$191.6
$209.4
$221.4
$236.2
$256.5
2000
2001
2002
2003
2004
2005

- Shareholders' equity has increased approximately 30% since 2000, an average of 6.8% per year
- Our corporate goal for growth in shareholders' equity for 2005 is 8.6% . . . increasing equity in our Company to $256.5

2005 is stated corporate goal

Total Market Capitalization


(in millions)
$500
$400
$300
$200
$100
$0
$220.9
$174.0
$271.4
$310.5
$406.5
$428.2
2000
2001
2002
2003
2004
2005

All data is as of year-end except 2005 which is based upon stock price on March 31, 2005

Comparison of 5 Year Cumulative Total Return

among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks



$300
$200
$100
$0
1999
2000
2001
2002
2003
2004
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- Market price of stock increased 17.8% from $27.46 at December 31, 2003 to $32.36 at December 31, 2004
- An investment in CTBI stock on December 31, 1999 would have outperformed the NASDAQ composite and the NASDAQ bank stock at December 31, 2004

Comparison to Russell 2000 Index *of small cap companies*


Return to Investors
December 31, 2004
10-Year
11.82%
11.54%
5-Year
23.08%
6.61%
3-Year
25.75%
11.48%
1-Year
21.30%
18.32%
0%
10%
20%
30%
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

Earnings Review

Total Revenue



(in millions)
$150
$120
$90
$60
$30
$0
$103.8
$106.9
$117.2
$121.0
$127.1
$139.1
$19.5
$23.8
$27.9
$36.4
$33.9
$33.2
2000
2001
2002
2003
2004
2005
Noninterest Revenue
Net Interest Revenue

2005 is stated corporate goal

Total Revenue

- Total revenue increased an average of 5.2% per year for the past five years
  - 5.0% increase during 2004
- Net interest revenue increased 10.2% over prior year
  - Net interest margin for the year 2004 increased 29 basis points from 3.76% to 4.05%
- Noninterest revenue as a percent of total revenue for the year 2004 was 26.7%, a decrease from prior year's 30.1%
  - Increased both deposit and loan fees
  - Mortgage loan activity changes
  - Decrease in securities gains
  - Increase in brokerage revenue
  - Trust revenue remains flat

Net Income

(in millions)



$40
$30
$20
$10
$0
$22.3
$22.3
$27.6
$28.9
$31.0
$33.4
2000
2001
2002
2003
2004
2005

2005 is stated corporate goal

Net Income

2004 in Review

- **Record net income for the year of $31.0 million, an increase of 7.1% over prior year**

- **Net interest margin increased 29 basis points over prior year**
  - $200 million leverage transaction executed in August 2004
  - Growth in loan portfolio

Earnings Per Share



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.41
$1.45
$1.83
$1.95
$2.09
$2.26
2000
2001
2002
2003
2004
2005

- Basic earnings per share increased 7.2% to $2.09 per share
  - 6th consecutive year of increased EPS
- 11.9% compound growth rate for earnings per share for the past ten years
- Corporate goal for 2005 earnings per share is $2.26 . . . an increase of 8% over 2004

2005 is stated corporate goal

Balance Sheet Review

Total Assets



(in billions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.26
$2.50
$2.49
$2.47
$2.71
$2.83
2000
2001
2002
2003
2004
2005

- Total assets increased 9.5% during 2004 to $2.71 billion
  - Earning assets grew $244.2 million during the year
  - $166.3 million in loan growth
  - $77.9 million growth in the investment portfolio
- Our corporate goal is to grow assets to $2.83 billion by December 31, 2005, not including acquisitions

2005 is stated corporate goal

Total Loans


(in billions)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.69
$1.71
$1.63
$1.74
$1.90
$2.10
2000
2001
2002
2003
2004
2005

- Total loans increased 9.6% during 2004
- Growth occurred in all loan types—commercial, residential real estate and consumer
- Corporate goal is to grow total loans to $2.10 billion, a 10.5% internal growth rate, not including acquisitions

2005 is stated corporate goal

Net Charge-offs

as a % of average loans



0.75%
0.50%
0.25%
0.00%
0.51%
0.65%
0.63%
0.48%
0.35%
2000
2001
2002
2003
2004

Nonperforming Loans

as a % of total loans



2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.54%
1.97%
1.39%
0.97%
1.06%
2000
2001
2002
2003
2004

Loan Loss Reserve

as a % of net loans



2.00%
1.60%
1.20%
0.80%
0.40%
0.00%
1.53%
1.38%
1.42%
1.42%
1.42%
2000
2001
2002
2003
2004

Total Deposits

(including Repurchase Agreements)



(in billions)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.98
$2.21
$2.18
$2.16
$2.23
$2.33
2000
2001
2002
2003
2004
2005

- Total deposits, including repurchase agreements, of $2.23 billion at December 31, 2004 experienced growth of 3.0% over prior year
- Corporate goal is to grow deposits and repurchase agreements to $2.33 billion, a 4.5% internal growth rate, not including acquisitions

2005 is stated corporate goal

1st Quarter 2005 Review

Net Income



(in millions)
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
$5.2
$6.3
$7.0
$7.3
$8.0
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05

Net Income

- Net income for the 1st quarter 2005 exceeded same quarter last year by 9.4%
- Net interest income increased 7.5% from March 31, 2004
- Net interest margin decreased 12 basis points from prior year 1st quarter
  - Cost of funds increase
  - Impact of leverage transaction
- Provision for loan losses decreased $0.8 million, or 35.9%, from 1st quarter 2004
- Noninterest income decreased 3.9% from prior year 1st quarter
- Noninterest expense increased 5.6% over 1st quarter 2004

Noninterest Income


(in millions)
$9.5
$9.0
$8.5
$8.0
$7.5
$7.0
$8.0
$9.1
$8.6
$8.2
$7.7
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

Noninterest Income

- Noninterest income decreased from $8.0 million for the 1st quarter 2004 to $7.7 million for the 1st quarter 2005
  - Decrease in deposit related fees
  - Increase in loan related fees
  - Increase in value of mortgage servicing rights
  - Increase in trust revenue
  - Decrease in gains on sales of loans, as customers are choosing in-house adjustable rate or 3 and 5-year ARMs in the current interest rate environment
  - Loan valuation adjustments

Noninterest Expense



(in millions)
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$18.2
$18.8
$18.9
$18.7
$19.2
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

Noninterest Expense

- Noninterest expense increased $1.0 million from prior year 1st quarter to $19.2 million
  - Primary increase in personnel expense
    - Annual salary increases
    - Staffing costs associated with new branch openings

Total Loans


(in billions)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.77
$1.81
$1.86
$1.90
$1.94
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

- Loan portfolio grew at a rate of 9.4% from March 31, 2004 and at an annualized rate of 7.4% from December 31, 2004
  - Loan growth primarily in commercial and residential real estate lending

Total Deposits

(including Repurchase Agreements)



(in billions)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.14
$2.13
$2.14
$2.23
$2.28
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

- Total deposits and repurchase agreements of $2.3 billion represent an increase of 6.2% from March 31, 2004 and an annualized 8.5% from December 31, 2004
  - With the Company's current liquidity position, its deposit pricing strategy is market competitive

Nonperforming Loans

as a % of total loans



1.5%
1.0%
0.5%
0.0%
1.01%
1.10%
1.15%
1.06%
0.92%
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

Efficiency Ratio



75.0%
50.0%
25.0%
0.0%
58.53%
58.37%
59.35%
56.79%
59.13%
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05

2005 Strategic Plan

2005 Growth of our Franchise

- March 15, 2005 – Agreement to acquire Heritage Community Bank of Danville
  - Total assets $100 million
  - Purchase price 1.3 X Book
  - Expected to be accretive during 1st year
- Branches
  - Leestown Road (Lexington) – 3rd quarter
  - Sir Barton Road-Hamburg Place (Lexington) – 4th quarter
  - Allen (Floyd County) – 4th quarter
- Other expansion opportunities

2005 Performance Goals

Net Income	$ 33.4 million
Earnings Per Share	$ 2.26
Loan Growth	$ 201 million
Deposit Growth	$ 102 million
Total Asset Growth	$ 121 million
Efficiency Ratio	56.99%

- **Our corporate goal for net income for 2005 is $33.4 million…a 7.9% increase in net income from 2004**
- **Our corporate goal for earnings per share is $2.26, an increase of 8.1% from 2004**

2005 Performance Goals

Major Impacts on 2005 Goals:

- Loan growth
- Net interest margin
- Noninterest income
- Asset quality
- Profitable deposit growth

2005 Opportunities

How we plan to meet our 2005 corporate goals

- Focus on loan growth
- Improve asset quality
- Price competitively for core deposit growth
- Improve operational efficiencies
- Continue expansion

Shareholders:

Your management views challenges as opportunities, and 2005 presents us with many opportunities as we work to attain the performance goals established for 2005. We appreciate the support that you, our shareholders, provide by referring your friends and neighbors to do business with your bank.